Exhibit 10.1

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Amendment”) is entered into this 13th day of August, 2025, by and among (a) WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”) and (b) (i) AUDIOEYE, INC., a Delaware corporation (“AudioEye”), (ii) ADA SITE COMPLIANCE, LLC, a Delaware limited liability company (“ADA”), and (iii) CRITERION 508 SOLUTIONS, INC., an Iowa corporation (“Criterion”, together with AudioEye and ADA, individually and collectively, jointly and severally, “Borrower”).

RECITALS

A.Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, that certain Loan and Security Agreement, dated as of March 31, 2025, by and between Borrower and Bank, as amended by that certain Consent and First Loan Modification Agreement dated as of May 22, 2025 by and between Bank and Borrower (as may be further amended, modified, supplemented, or restated from time to time, the “Loan and Security Agreement”). Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness” and the Loan and Security Agreement and any and all other documents executed by Borrower in favor of Bank shall be referred to as the “Existing Documents.”

B.Borrower has requested that Bank amend the Loan and Security Agreement to make certain revisions to the Loan and Security Agreement as more fully set forth herein.

C.Bank has agreed to so amend the Loan and Security Agreement, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan and Security Agreement.

2.MODIFICATIONS TO LOAN AND SECURITY AGREEMENT.

2.1Section 1.1 (Definitions). The following defined term and its definition set forth in Section 1.1 of the Loan and Security Agreement is amended in its entirety and replaced with the following:

““Permitted Stock Buyback Amount” means an aggregate amount not to exceed (i) Four Million Dollars ($4,000,000.00) for Borrower’s 2025 fiscal year, (ii) One Million Dollars ($1,000,000.00) for Borrower’s 2026 fiscal year, and (iii) Two Million Dollars ($2,000,000.00) for Borrower’s 2027 fiscal year and each fiscal year thereafter.”

2.2Section 7.6 (Distributions). Section 7.6(ii) is amended in its entirety and replaced with the following:

“(ii)the repurchase the stock of former employees pursuant to stock repurchase agreements in an aggregate amount not to exceed (A) during any twelve (12) month period prior to July 31, 2026, One Hundred Thirty-Five Thousand Dollars ($135,000.00) and (B) during any twelve (12) month period after August 1, 2026, One Hundred Thousand Dollars ($100,000.00), in each case, as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase;”

3.LIMITATION OF AMENDMENTS.

3.1The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

5.CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Amendment, the terms of the Existing Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Amendment in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Amendment shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Amendment. The terms of this paragraph apply not only to this Amendment, but also to any subsequent loan and security modification agreements.

6.RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of March 31, 2025 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in said Intellectual Property Security Agreement, and (b) shall remain in full force and effect.

7.RELEASE BY BORROWER.

7.1FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”).  Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

7.2In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

7.3By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

7.4This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

7.5Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a)Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b)Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c)The terms of this Amendment are contractual and not a mere recital.

(d)This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e)Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

8.CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Amendment constitutes a “Loan Document” as defined and set forth in the Loan and Security Agreement, and is subject to Sections 11 and 12 of the Loan and Security Agreement, which are incorporated by reference herein.

9.PAYMENT OF BANK EXPENSES. Borrower agrees to promptly pay all Bank Expenses incurred by Bank in connection with this Amendment.

10.NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

11.EFFECTIVENESS. This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Agreement by each party hereto and (b) Borrower’s payment to Bank of Bank’s legal fees and expenses incurred in connection with this Amendment. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

AUDIOEYE, INC.

By:	/s/ Kelly Georgevich
Name:	Kelly Georgevich
Title:	Chief Financial Officer

ADA SITE COMPLIANCE, LLC

By:	/s/ Kelly Georgevich
Name:	Kelly Georgevich
Title:	Chief Financial Officer

CRITERION 508 SOLUTIONS, INC.

By:	/s/ Kelly Georgevich
Name:	Kelly Georgevich
Title:	Chief Financial Officer

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION

By:	/s/ Francesco Corradino
Name:	Francesco Corradino
Title:	Director